Exhibit 10.3

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

AND FORTH AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 4, 2009, by and among the Lenders identified in the signature page hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Purple Communications, Inc. (f/k/a GoAmerica, Inc.), a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, Churchill Financial LLC, as L/C Issuer and as administrative agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Ableco Finance LLC, as collateral agent for the Lenders and the L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, Borrower, the other Loan Parties signatory hereto, Agents, the Lenders and the L/C Issuers party thereto from time to time are parties to that certain Credit Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, Borrower, the other Loan Parties signatory hereto, Agents and the Lenders are parties to that certain Forbearance Agreement and Fourth Amendment to Credit Agreement, dated as of October 15, 2009, as amended by that certain First Amendment to Forbearance Agreement and Fourth Amendment to Credit Agreement, dated as of October 30, 2009 (as amended restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Forbearance Agreement”); and

WHEREAS, the Borrower and the Loan Parties have requested. and Agents and Required Lenders have agreed, to amend the Forbearance Agreement in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Loan Parties, Agents and Required Lenders hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment to Forbearance Agreement. The Forbearance Agreement is hereby amended as of the Second Amendment Effective Date (as hereinafter defined) as follows:

(i) Section 3 of the Forbearance Agreement is hereby amended by deleting such Section 3 in its entirety and substituting in lieu thereof the following new Section 3:

“3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is amended as of October 15, 2009 by amending the definition of “Eurodollar Base Rate” by deleting such definition in its entirety and substituting in lieu thereof the following new definition:

“‘Eurodollar Base Rate’ means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for an Interest Period of one month (notwithstanding which Interest Period is selected) appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.”

(b) Section 1.1 of the Credit Agreement is amended as of the Second Amendment Effective Date by amending the definition of “Intercreditor Agreement” by deleting such definition in its entirety and substituting in lieu thereof the following new definition:

‘Intercreditor Agreement’ means the Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit I, among the Administrative Agent, Collateral Agent and the Second Lien Administrative Agent and acknowledged by the Borrower and the other Loan Parties and as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.’

(c) Section 8.1(g) of the Credit Agreement is amended as of the Second Amendment Effective Date by deleting such Section 8.1(g) in its entirety and substituting in lieu thereof the following new Section 8.1(g):

‘(g) Indebtedness under the Second Lien Loan Documents in an aggregate outstanding principal amount not to exceed the Maximum Second Lien Principal Amount (as defined in the Intercreditor Agreement) at any time and any Permitted Refinancing thereof to the extent permitted under the Intercreditor Agreement.’”

(b) Section 5(a) of the Forbearance Agreement is hereby amended by deleting “November 4, 2009” where it appears in such Section 5(a) and substituting in lieu thereof “November 20, 2009”.

3. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other loan Documents after giving Effect to any grace or cure periods set forth therein.

4. Representation and Warranties. To induce Agents and required Lenders to enter into this Amendment, each of the Borrower and the other Loan Parties hereby jointly and severally represents and warrants that:

(a) The execution, delivery and performance by each loan Party of this Amendment and the performance of the Forbearance Agreement as amended by this Amendment (the “Amended Forbearance Agreement”) (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been dully authorized by all necessary corporate and similar action (including, if applicable, consent of the holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any material Requirement of law in any material respect, (C) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, an Governmental Authority or any consent of, or notice to, any Person.

(b) From and after its delivery to the Agents, this Amendment has been duly executed and delivered to the other parties hereto by each Loan Party party hereto and this Amendment and the Amended Forbearance Agreement are each the legal, valid and binding obligation of such Loan Party and are each enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(c) No Default or Event of Default (other than the Specified Events of Default (as defined in the Forbearance Agreement)) has occurred and is continuing after giving effect to this Agreement.

(d) Except for the Governmental Investigation (as defined in the Forbearance Agreement) no action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right, power, or competence to enter into this Agreement or perform any of its obligations under this Amendment, the Amended Forbearance Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Forbearance Agreement or any other Loan Document or any action taken under this Amendment, the Amended Forbearance Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect,

(e) After giving effect to this Amendment and except with respect to the Governmental Investigation and the Specified Events of Default, the representations and warranties of Borrower and the other Loan Parties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Second Amendment Effective Date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

5. No Amendments/Waivers. The Forbearance Agreement, the Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and, except as expressly provided herein, shall be unmodified. In addition. except as expressly provided herein and in the Forbearance Agreement, this Amendment shall not be deemed an amendment, consent or waiver of any term or condition of any Loan Document or a forbearance by Agents or Lenders with respect to any right or remedy which Agents or Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which Agents or Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may not exist or which may occur after the date hereof.

6. Outstanding Indebtedness; Waiver of Claims. Each of the Borrower and the other Loan Parties hereby acknowledges and agrees that as of the Second Amendment Effective Date (i) the aggregate amount of the Revolving Loans is $8,000,000 and (ii) the aggregate amount of the Term Loans is $36,300,000, and that, as of the Second Amendment Effective Date, such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Each of the Borrower and the other Loan Parties hereby acknowledges that it has no Claims (as hereinafter defined) arising out of or relating to the Credit Agreement or any other Loan Document (including, without limitation, as a result of credit having been extended thereunder) against Agents, the Lenders or the L/C Issuers and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, subsidiary corporations, parent corporations and related corporate divisions and their respective successors and assigns (all of the foregoing being the “Released Persons”) and hereby waives, releases, remises and forever discharges Agents, each Lender, each L/C Issuer and each other Released Person from any and all Claims of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any Released Person prior to and including the date hereof, and in any way directly or indirectly arising out of or relating to the Forbearance Agreement, Credit Agreement or any other Loan Document. For purposes hereof, “Claims” shall mean all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims which may be instituted or asserted against or incurred by such Released Person as the result of credit having been extended under the Forbearance Agreement, Credit Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated thereunder.

7. Expenses. Each of the Borrower and the other Loan Parties hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement and to pay and reimburse Agents for all reasonable costs and expenses (including, without limitation, reasonable fees of legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

8. Affirmation of Existing Loan Documents. After giving effect to this Amendment, Borrower and each Loan Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

9. Amendment to Second Lien Credit Agreement. The Administrative Agent and the Required Lenders hereby consent as of the Second Amendment Effective Date to the amendment of the Second Lien Credit Agreement pursuant to the Forbearance Agreement and Fourth Amendment thereto in the form attached hereto as Exhibit A (the “Amendment to Second Lien Credit Agreement”).

10. Covenant. Each of the Borrower and the other Loan Parties hereby covenants and agrees with the Agents and Lenders that during the period commencing on the Second Amendment Effective Date and ending on June 30, 2010, the Borrower shall pay any interest due and owing under Section 2.9(b) of the Second Lien Credit Agreement in kind (and not in cash) in the form of additional Loans (valued at 100% of the face amount thereof, which shall be rounded upward to the nearest $1.00).

11. Effectiveness. This Amendment shall become effective as of November 4, 2009 (the “Second Amendment Effective Date”) only upon satisfaction in full in the judgment of Agents of each of the following condition on or prior to the date hereof:

(a) Amendment. Agents shall have received two (2) copies of the Amendment duly executed and delivered by Agents, the Required Lenders and Borrower.

(b) Payment of Fees and Expenses. Borrower shall have paid to the Administrative Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agents (including, without limitation, reasonable legal fees and expenses of legal counsel).

(c) Amendment to Second Lien Credit Agreement. The Administrative Agent shall have received two (2) copies of the Amendment to Second Lien Credit Agreement, dated as of the date hereof, duly executed and delivered by the parties signatories thereto and effective in accordance with the terms thereof.

(d) Amendment to Intercreditor Agreement. The Administrative Agent shall have received two (2) copies of the First Amendment to the Intercreditor Agreement, dated as of the date hereof, duly executed and delivered by the Administrative Agent, Collateral Agent and the Second Lien Administrative Agent, and acknowledged by Borrower and the other Loan Parties, in the form attached hereto as Exhibit B.

(e) Return of Second Lien Interest Payment. The Agents shall be satisfied that the Second Lien Administrative Agent shall have returned to the Borrower the cash interest actually paid by the Borrower to the Second Lien Administrative Agent in the amount of $735,000 pursuant to Section 2.9 of the Second Lien Credit Agreement for the Fiscal Quarter ended September 30, 2009.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

PURPLE COMMUNICATIONS, INC., as Borrower

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE LANGUAGE SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

PURPLE RELAY SERVICES CO., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

HANDS ON VIDEO RELAY SERVICES, INC., as Guarantor

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer & Chief Operating Officer

AGENTS AND LENDERS;

CHURCHILL FINANCIAL LLC, as Administrative Agent

By:	/s/ Chris Cox
Name:	Chris Cox
Title:	Managing Director

CHURCHILL FINANCIAL CAYMAN LTD., as Lender

By:	Churchill Financial LLC, as its Collateral Manager

By:	/s/ Chris Cox
Name:	Chris Cox
Title:	Managing Director

ABLECO FINANCE LLC, as Collateral Agent and Lender, on behalf of itself and its Affiliate assigns

By:	/s/ Eric Miller
Name:	Eric Miller
Title:	Senior Vice President

Exhibit A

Amendment to Second Lien Credit Agreement

A-1